ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684 5708
Website: www.nvsos.gov

Filed in the office of	Document Number 20090845275-12
Ross Miller Secretary of State State of Nevada	Filing Date and Time 12/08/2009 4:47 PM
	Entity Number E0731622006-8

Certificate of Designation
(PURSUANT TO NRS 78.1955)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Designation For Nevada Profit Corporations
(Pursuant to NRS 78.1955)

1. Name of corporation:

CAR CHARGING GROUP, INC.

2. By resolution of the board of directors pursuant to a provision in the articles of incorporation this certificate establishes the following regarding the voting powers, designations, preferences, limitations, restrictions and relative rights of the following class or series of stock.

CERTIFICATE OF DESIGNATIONS,

PREFERENCES AND RIGHTS OF

SERIES A CONVERTIBLE PREFERRED STOCK OF

CAR CHARGING GROUP, INC. (formerly, NEW IMAGE CONCEPTS, INC.)

Car Charging Group, Inc. (formerly, New Image Concepts, Inc.), a Nevada Corporation (the "Corporation"), DOES HEREBY CERTIFY:

3. Effective date of filing: (optional)

(must not be later than 90 days after the certificate is filed)

4. Signature: (required)

X Oswaldo Flores

Signature of Officer

Filing Fee: $175.00

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

CERTIFICATE OF DESIGNATIONS,

PREFERENCES AND RIGHTS OF

SERIES A CONVERTIBLE PREFERRED STOCK OF

CAR CHARGING GROUP, INC. (formerly, NEW IMAGE CONCEPTS, INC.)

Car Charging Group, Inc. (formerly, New Image Concepts, Inc.), a Nevada Corporation (the "Corporation"), **DOES HEREBY CERTIFY**:

Pursuant to authority expressly granted and vested in the Board of Directors of the Corporation by the provisions of the Corporation's Certificate of Incorporation, as amended, the Board of Directors adopted the following resolution on December 7, 2009 (i) authorizing a series of the Corporation's previously authorized 20,000,000 shares of preferred stock, par value $0.001 per share, and (ii) providing for the designations, preferences and relative, participating, optional or other rights, and the qualifications, limitations or restrictions thereof, of 20,000,000 shares of Series A Convertible Preferred Stock of the Corporation, as follows:

RESOLVED, that pursuant to the authority vested in the Board of Directors of the Corporation by the Corporation's Certificate of Incorporation (the "Certificate of Incorporation") as amended, a series of Preferred Stock of the Corporation be, and it hereby is, created out of the 20,000,000 authorized but unissued shares of the capital preferred stock of the Corporation, such series to be designated Series A Convertible Preferred Stock (the "Series A Preferred Stock"), to consist of 20,000,000 shares, par value $0.001 per share, which shall have the following preferences, powers, designations and other special rights;

1. **Voting**. Holders of the Series A Preferred Stock shall have five (5) times that number of votes on all matters submitted to the shareholders that is equal to the number of shares of Common Stock (rounded to the nearest whole number) into which such holder's shares of Series A Preferred Stock are then convertible, as provided in Section 4, at the record date for the determination of the shareholders entitled to vote on such matters or, if no such record date is established, at the date such vote is taken or any written consent of such shareholders is effected.

2. **Dividends**. The holders of Series A Preferred Stock shall not be entitled to receive dividends paid on the Common Stock.

3. **Liquidation Preference**. Upon the liquidation, dissolution and winding up of the Corporation, whether voluntary or involuntary, the holders of the Series A Preferred Stock then outstanding shall be entitled to receive out of the assets of the Corporation, whether from capital or from earnings available for distribution to its stockholders, before any amount shall be paid to the holders of common stock, eight times that sum available for distribution to common stock holders.

4.1 **Conversion**. At any time on or after the date of issuance, the holder of any such shares of Series A Preferred Stock may, at such holder's option, elect to convert (a "Conversion")

all or any portion of the shares of Series A Preferred Stock held by such person into a number of fully paid and non-assessable shares of Common Stock on a 2.5:1 basis (the "Conversion Rate"). In the event of a liquidation, dissolution or winding up of the Company, the Conversion Rights shall terminate at the close of business on the last full day preceding the date fixed for the payment of any such amounts distributable on such event to the holders of Series A Preferred Stock. In the event of such a redemption or liquidation, dissolution or winding up, the Company shall provide to each holder of shares of Series A Preferred Stock notice of such redemption or liquidation, dissolution or winding up, which notice shall (i) be sent at least fifteen (15) days prior to the termination of the Conversion Rights (or, if the Company obtains lesser notice thereof, then as promptly as possible after the date that it has obtained notice thereof) and (ii) state the amount per share of Series A Preferred Stock that will be paid or distributed on such redemption or liquidation, dissolution or winding up, as the case may be.

No holder of Series A Preferred Stock shall be entitled to conduct a Conversion which would result in such shareholder beneficial owning more than 4.99% of the outstanding shares of Common Stock of the Company after such Conversion. For the purposes of the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Rule 13d-3 thereunder. Subject to the foregoing, the Subscriber shall not be limited to aggregate conversions of only 4.99% and aggregate conversions by the Subscriber may exceed 4.99%. The Subscriber may increase the permitted beneficial ownership amount up to 9.99% upon and effective after 61 days prior written notice to the Company. Subscriber may allocate which of the equity of the Company deemed beneficially owned by Subscriber shall be included in the 4.99% amount described above and which shall be allocated to the excess above 4.99%.

4.2 Adjustments to Conversion Rate and Certain Other Adjustments. The Conversion Rate for the number of shares of Common Stock into which the Series A Preferred Stock shall be converted shall be subject to adjustment from time to time as hereinafter set forth, notice of which shall be promptly provided to the Series A Preferred Stock holders:

(a) Stock Dividends, Recapitalization, Reclassification, Split-Up. If, prior to or on the date of a Conversion, the number of outstanding shares of Common Stock is increased by a stock dividend payable in shares of Common Stock or any right to acquire Common Stock or by a split-up, recapitalization or reclassification of shares of Common Stock or other similar event, then, on the effective date thereof, the Conversion Rate will be adjusted so that the number of shares of Common Stock issuable on such Conversion shall be increased in proportion to such increase in outstanding shares of Common Stock.

(b) No Aggregation of Shares. If prior to or on the date of a Conversion, the number of outstanding shares of Common Stock is decreased by a consolidation, combination or reclassification of shares of Common Stock or other similar event, then, upon the effective date thereof, the number of shares of Common Stock issuable on Conversion shall not be decreased in proportion to such decrease in outstanding shares of Common Stock.

(c) Mergers or Consolidations. If at any time or from time to time prior to the date of a Conversion there is a merger, consolidation or similar capital reorganization of the Common Stock, then as a part of such capital reorganization, provision shall be made so that each holder of outstanding Series A Preferred Stock at the time of such Reorganization shall thereafter be entitled to receive, upon a Conversion, the number of shares of stock or other securities or

property of the Company to which a holder of the number of shares of Common Stock deliverable upon Conversion by such holder would be entitled on such capital reorganization, subject to adjustment in respect of such stock or securities by the terms thereof. In any such case, the resulting or surviving corporation (if not the Company) shall expressly assume the obligations to deliver, upon the exercise of the conversion privilege, such securities or property as the holders of the Series A Preferred Stock remaining outstanding (or of other convertible preferred stock received by such holders in place thereof) shall be entitled to receive pursuant to the provisions hereof, and to make provisions for the protection of the conversion rights as provided above.

(d) Successive Changes. The provisions of this Section shall similarly apply to successive reclassifications, reorganizations, mergers or consolidations, sales or other transfers.

5. **Vote to Change the Terms of or Issue Series A Preferred Stock.** The affirmative vote at a meeting duly called for such purpose, or the written consent without a meeting, of the holders of not less than fifty-one percent (51%) of the then outstanding shares of Series A Preferred Stock shall be required for (i) any change to the Corporation's Articles of Incorporation that would amend, alter, change or repeal any of the preferences, limitations or relative rights of the Series A Preferred Stock, or (ii) any issuance of additional shares of Series A Preferred Stock.

6. **Notices**. In case at any time:

(a) the Corporation shall offer for subscription *pro rata* to the holders of its Common Stock any additional shares of stock of any class or other rights; or

(b) there shall be any Organic Change;

then, in any one or more of such cases, the Corporation shall give, by first class mail, postage prepaid, or by facsimile or by recognized overnight delivery service to non-U.S. residents, addressed to the Registered Holders of the Series A Preferred Stock at the address of each such Holder as shown on the books of the Corporation, (i) at least twenty (20) Trading Days prior written notice of the date on which the books of the Corporation shall close or a record shall be taken for such subscription rights or for determining rights to vote in respect of any such Organic Change and (ii) in the case of any such Organic Change, at least twenty (20) Trading Days' prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause (i) shall also specify, in the case of any such subscription rights, the date on which the holders of Common Stock shall be entitled thereto, and such notice in accordance with clause (ii) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such Organic Change.

7. **Record Owner**. The Corporation may deem the person in whose name shares of Series A Preferred Stock shall be registered upon the registry books of the Corporation to be, and may treat him as, the absolute owner of the Series A Preferred Stock for the purposes of conversion and for all other purposes, and the Corporation shall not be affected by any notice to the contrary. All such payments and such conversion shall be valid and effective to satisfy and

discharge the liabilities arising under this Certificate of Designations to the extent of the sum or sums so paid or the conversion so made.

8. Register. The Corporation shall maintain a transfer agent, which may be the transfer agent for the Common Stock or the Corporation itself, for the registration of the Series A Preferred Stock. Upon any transfer of shares of Series A Preferred Stock in accordance with the provisions hereof, the Corporation shall register or cause the transfer agent to register such transfer on the Stock Register.

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

150301

Filed in the office of	Document Number
	20120824054-78
Ross Miller	Filing Date and Time
Secretary of State	12/06/2012 9:51 AM
State of Nevada	Entity Number
	E0731622006-8

Amendment to Certificate of Designation After Issuance of Class or Series

(PURSUANT TO NRS 78.1955)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Certificate of Designation For Nevada Profit Corporations (Pursuant to NRS 78.1955 - After Issuance of Class or Series)

1. Name of corporation:

Car Charging Group, Inc.

2. Stockholder approval pursuant to statute has been obtained.

3. The class or series of stock being amended:

Series A Convertible Preferred Stock

4. By a resolution adopted by the board of directors, the certificate of designation is being amended as follows or the new class or series is:

Pursuant to authority expressly granted and vested in the Board of Directors of the Corporation by the provisions of the Corporation's Certificate of Incorporation, as amended, the Board of Directors adopted the Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock on December 7, 2009 (i) authorizing a series of the Corporation's previously authorized 20,000,000 shares of preferred stock, par value $0.001 per share, and (ii) providing for the designations, preferences and relative, participating, optional or other rights, and the qualifications, limitations or restrictions thereof, of 20,000,000 shares of Series A Convertible Preferred Stock of the Corporation (the "Original Certificate of Designation").

The Board of Directors of the Corporation and the Majority Shareholders of the Series A Convertible Preferred Stock wish to amend the Original Certificate of Designation. See Exhibit A attached hereto.

5. Effective date of filing: (optional)

(must not be later than 90 days after the certificate is filed)

6. Signature: (required)

X

Signature of Officer

Filing Fee: $175.00

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

EXHIBIT "A"

**AMENDMENT NO. 1 TO
CERTIFICATE OF DESIGNATIONS,
PREFERENCES AND RIGHTS OF
SERIES A CONVERTIBLE PREFERRED STOCK OF
CAR CHARGING GROUP, INC. (formerly, NEW IMAGE CONCEPTS, INC.)**

Car Charging Group, Inc. (formerly, New Image Concepts, Inc.), a Nevada Corporation (the "**Corporation**"), **DOES HEREBY CERTIFY**:

Pursuant to authority expressly granted and vested in the Board of Directors of the Corporation by the provisions of the Corporation's Certificate of Incorporation, as amended, the Board of Directors adopted the Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock on December 7, 2009 (i) authorizing a series of the Corporation's previously authorized 20,000,000 shares of preferred stock, par value $0.001 per share, and (ii) providing for the designations, preferences and relative, participating, optional or other rights, and the qualifications, limitations or restrictions thereof, of 20,000,000 shares of Series A Convertible Preferred Stock of the Corporation (the "**Original Certificate of Designation**").

Recitals

WHEREAS, the Board of Directors of the Corporation and the Majority Shareholders of the Series A Convertible Preferred Stock wish to amend the Original Certificate of Designation.

Amendment

Section 1. Defined Terms. Unless otherwise indicated herein, all terms which are capitalized but are not otherwise defined herein shall have the meaning ascribed to them in the Original Certificate of Designation.

Section 2. Amendment to Original Certificate of Designation.

Section 4.1 "Conversion" of the Original Certificate of Designation is hereby amended and restated in its entirety as follows:

> "At any time on or after the date of issuance, the holder of any such shares of Series A Preferred Stock may, at such holder's option, elect to convert (a "Conversion") all or any portion of the shares of Series A Preferred Stock held by such person into a number of fully paid and non-assessable shares of Common Stock on a 2.5:1 basis (the "Conversion Rate"). In the event of a liquidation, dissolution or winding up of the Company, the Conversion Rights shall terminate at the close of business on the last full day preceding the date fixed for the payment of any such amounts distributable on such event to the holders of Series A Preferred Stock. In the event of such a redemption or liquidation, dissolution or winding up, the Company shall provide to each holder of shares of Series A Preferred Stock notice of such redemption or liquidation, dissolution or winding up, which notice shall (i) be sent at least fifteen (15) days prior to the termination of the Conversion Rights (or, if the Company obtains lesser notice thereof, then as

promptly as possible after the date that it has obtained notice thereof) and (ii) state the amount per share of Series A Preferred Stock that will be paid or distributed on such redemption or liquidation, dissolution or winding up, as the case may be."

Section 3. Ratifications; Inconsistent Provisions. Except as otherwise expressly provided herein, the Original Certificate of Designation, is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects. Notwithstanding the foregoing to the contrary, to the extent that there is any inconsistency between the provisions of the Original Agreement and this Amendment, the provisions of this Amendment shall control and be binding.

Section 4. Counterparts. This Amendment may be executed in any number of counterparts, all of which will constitute one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party. Facsimile or other electronic transmission of any signed original document shall be deemed the same as delivery of an original.

[*The Remainder of this Page is Blank*]

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

150301

Filed in the office of	Document Number 20140827492-79
Ross Miller Secretary of State State of Nevada	Filing Date and Time 12/29/2014 11:43 AM
	Entity Number E0731622006-8

Amendment to Certificate of Designation After Issuance of Class or Series

(PURSUANT TO NRS 78.1955)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Certificate of Designation For Nevada Profit Corporations (Pursuant to NRS 78.1955 - After Issuance of Class or Series)

1. Name of corporation:

Car Charging Group, Inc.

2. Stockholder approval pursuant to statute has been obtained.

3. The class or series of stock being amended:

Series A Convertible Preferred Stock

4. By a resolution adopted by the board of directors, the certificate of designation is being amended as follows or the new class or series is:

For so long as the shares of the Series C Preferred Stock remains issued and outstanding, this amendment to the Series A Convertible Preferred Stock (i) limits the Voting rights of the Series A shareholders to an as-converted basis; and (ii) removes the liquidation preference rights.

5. Effective date of filing: (optional)

(must not be later than 90 days after the certificate is filed)

6. Signature: (required)

X [signature]

Signature of Officer

Filing Fee: $175.00

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

CAR CHARGING GROUP, INC.

AMENDMENT NO. 2 TO
CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS
OF SERIES A CONVERTIBLE PREFERRED STOCK

Car Charging Group, Inc., a Nevada corporation (the "**Corporation**"), does hereby certify:

Pursuant to authority expressly granted and vested in the Board of Directors of the Corporation by the provisions of the Corporation's Certificate of Incorporation, as amended, the Board of Directors adopted the Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock on December 7, 2009 (i) authorizing a series of the Corporation's previously authorized 20,000,000 shares of preferred stock, par value $0.001 per share, and (ii) providing for the designations, preferences and relative, participating, optional or other rights, and the qualifications, limitations or restrictions thereof, of 20,000,000 shares of Series A Convertible Preferred Stock of the Corporation, which was subsequently amended on December 6, 2012 (the "**Series A Certificate of Designation**").

Recitals

WHEREAS, the Board of Directors of the Corporation and the Majority Shareholders of the Series A Convertible Preferred Stock wish to amend the Series A Certificate of Designation.

WHEREAS, the Corporation has negotiated a financing transaction for the sale of shares of Series C Preferred Stock, par value $0.001, (the "**Series C Preferred Stock**") with certain investors (the "**Series C Financing**"). As a condition to that Series C Financing, the investors have required that the Series A Certificate of Designation be amended, for so long as the shares of the Series C Preferred Stock remains issued and outstanding, to (i) limit the Voting rights of the Series A shareholders to an as-converted basis; and (ii) remove the liquidation preference rights.

Amendment

1) Defined Terms. Unless otherwise indicated herein, all terms which are capitalized but are not otherwise defined herein shall have the meaning ascribed to them in the Series A Certificate of Designation.

2) Amendment to Series A Certificate of Designation.

Section 1"**Voting**" of the Series A Certificate of Designation is hereby amended and restated in its entirety as follows:

> For so long as the Series C Preferred Stock remains issued and outstanding and is not either redeemed or converted into shares of common stock, the Holders of the Series A Preferred Stock shall be entitled to cast the number of votes equal to the number of whole shares of Common Stock into which the shares of Series A Preferred Stock held by such Holder are convertible as of the record date for determining stockholders entitled to vote on such matter (the "Holder Votes"). Holders of Series A Preferred Stock shall vote together with the holders of Common Stock as a single class;

provided, however, that as long as any Series A Preferred Stock are outstanding, the Corporation shall not, without the affirmative vote of the Holders of 60% of the then outstanding shares of the Series A Preferred Stock: (a) alter or change adversely the powers, preferences or rights given to the Preferred Stock or alter or amend this Certificate of Designation or the Articles of Incorporation; (b) issue any Series A Preferred Stock or, [except with issuance of Series C Preferred Stock] create, or authorize the creation of, any additional class or series of capital stock unless the same ranks junior to the Series A Preferred Stock with respect to the distribution of assets, the payment of dividends and redemption rights; (c) take any action which would be in breach of the Purchase Agreement; (d) reclassify, alter or amend any existing security of the Corporation that is junior to the Series A Preferred Stock in respect of the distribution of assets, the payment dividends, or redemption rights, if such reclassification, alteration or amendment would render such other security senior to or pari passu with the Series A Preferred Stock; or (e) enter into any agreement or commitment with respect to any of the foregoing.

At such time that the Series C Preferred Stock is either redeemed by the Corporation or converted to common stock and no shares of Series C Preferred Stock remain outstanding, the Board of Directors, in their sole discretion, shall have the right to reinstate the following voting rights (or such other preferential voting rights as the Board of Directors shall then determine): Holders of the Series A Preferred Stock shall have five (5) times that number of votes on all matters submitted to the shareholders that is equal to the number of shares of Common Stock (rounded to the nearest whole number) into which such holder's shares of Series A Preferred Stock are then convertible, as provided in Section 4, at the record date for the determination of the shareholders entitled to vote on such matters or, if no such record date is established, at the date such vote is taken or any written consent of such shareholders is effected.

Section 3. "Liquidation Preference" if the Series A Certificate of Designation is hereby amended and restated in its entirety as follows:

For so long as the Series C Preferred Stock remains issued and outstanding and is not either redeemed or converted into shares of common stock, shareholders of the Series A Preferred Stock shall not have a liquidation preference and shall be treated on an as-converted to common stock basis for any liquidation rights that may be asserted.

At such time that the Series C Preferred Stock is either redeemed by the Corporation or converted to common stock and no shares of Series C Preferred Stock remain outstanding, the Board of Directors, in their sole discretion, shall have the right to reinstate the following liquidation preference (or such other liquidation preference as the

Board of Directors shall then determine): Upon the liquidation, dissolution and winding up of the Corporation, whether voluntary or involuntary, the holders of the Series A Preferred Stock then outstanding shall be entitled to receive out of the assets of the Corporation, whether from capital or from earnings available for distribution to its stockholders, before any amount shall be paid to the holders of common stock, eight times that sum available for distribution to common stock holders.

3) Ratification; Inconsistent Provisions. Except as otherwise expressly provided herein, the Series A Certificate of Designation is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects. Notwithstanding the foregoing to the contrary, to the extent that there is any inconsistency between the provisions of the Series A Certificate of Designation and this Amendment, the provisions of this Amendment shall control and be binding.

4) Lost or Mutilated Preferred Stock Certificate. Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered Holder will be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing shares of Series A Preferred Stock, and in the case of any such loss, theft or destruction upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the Holder is a financial institution or other institutional investor its own agreement will be satisfactory) or in the case of any such mutilation upon surrender of such certificate, the Corporation will, at its expense, execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of such class represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

5) Headings. The headings contained herein are for convenience only and will not be deemed to limit or affect any of the provisions hereof.

RESOLVED, FURTHER, that the chairman, chief executive officer, chief financial officer, president or any vice-president, and the secretary or any assistant secretary, of the Corporation be and they hereby are authorized and directed to prepare and file this Amendment to the Series A Certificate of Designation of Preferences, Rights and Limitations in accordance with the foregoing resolution and the provisions of Nevada law.

IN WITNESS WHEREOF, the undersigned have executed this Certificate this 29th day of December, 2014.

Signed: [signature]
Name: Michael D. Farkas
Title: Chief Executive Officer